Exhibit 10.5

SHARE TRANSFER AGREEMENT

This Share Transfer Agreement (this "Agreement") is made and entered into as of July 25, 2026 (the "Effective Date"), by and between:

Transferor:

Westin Ventures Holdings Ltd., a British Virgin Islands Company ("Transferor");

and

Transferee:

EU Asia Holidays Pte. Ltd., a Singapore Registered Company (201317245C) ("Transferee").

The Transferor and the Transferee are collectively referred to as the "Parties."

RECITALS

WHEREAS, the Transferor is the legal and beneficial owner of all of the issued and outstanding shares of Westin Ventures Holdings Ltd., a company duly incorporated under the laws of British Virgin Islands (the "Company");

WHEREAS, the Transferor desires to transfer, assign and convey to the Transferee, and the Transferee desires to acquire, all of the Transferor's shares in the Company, upon the terms and conditions set forth herein.

NOW, THEREFORE, the Parties agree as follows:

1. Transfer of Shares

The Transferor hereby sells, assigns, transfers and conveys to the Transferee, and the Transferee hereby accepts and acquires, one hundred percent (100%) of the issued and outstanding shares of the Company, together with all rights attaching thereto, free and clear of all liens, encumbrances, security interests and claims.

2. Purchase Price

The consideration for the transfer of the Shares shall be US$1.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

3. Representations of the Transferor

The Transferor represents and warrants that:

(a) the Transferor is the sole legal and beneficial owner of the Shares;

(b) the Shares are fully paid and free from all liens, charges, pledges, encumbrances and third-party rights;

(c) the Transferor has full authority to enter into this Agreement and transfer the Shares; and

(d) this Agreement constitutes a valid and binding obligation of the Transferor.

4. Representations of the Transferee

The Transferee represents and warrants that:

(a) the Transferee has full legal capacity and authority to enter into this Agreement; and

(b) the Transferee accepts the transfer of the Shares subject to the Company's constitutional documents and applicable law.

5. Completion

Completion of the transfer shall take place on the Effective Date, at which time:

the Transferor shall deliver any share certificate(s), if applicable;

the Parties shall execute any share transfer forms required by applicable law;

the Company shall update its register of members to reflect the Transferee as the sole shareholder.

6. Further Assurances

Each Party agrees to execute such further documents and take such further actions as may be reasonably required to give full effect to this Agreement.

7. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the jurisdiction of incorporation of the Company.

8. Entire Agreement

This Agreement constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior understandings or agreements relating thereto.

9. Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all counterparts together shall constitute one and the same instrument. Electronic signatures and PDF copies shall be deemed originals.

IN WITNESS WHEREOF

The Parties have executed this Agreement as of the Effective Date.

TRANSFEROR:

Mr. Kok Peng Na

Duly authorized signatory of Westin Ventures Holdings Ltd.

Date: July 25, 2026

TRANSFEREE:

Mr. Hanjie Ong

Duly authorized signatory of EU Asia Holidays Pte. Ltd.

Date: July 25, 2026